Exhibit 10.1
Amendment No. 1 to
Agreement and Plan of Merger and Reorganization
     This AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (this “Amendment”) is made as of December 14, 2009, by and among Cavium Networks, Inc., a Delaware corporation (“Cavium”), MV Acquisition Corporation (“Merger Sub”), Mantra, LLC (“Merger LLC”), MontaVista Software, Inc., a Delaware corporation (“MontaVista”) and Thomas Kelly, as stockholders’ agent. Capitalized terms not defined herein shall have the same meaning as defined in the Agreement and Plan of Merger and Reorganization, among the parties hereto, dated as of November 6, 2009 (the “Merger Agreement”).
RECITALS
     WHEREAS, the parties desire to amend certain provisions of the Merger Agreement as set forth herein.
     NOW, THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereby agree as follows:
     1. Amendment and Restatement of Section 1.5(b)(xix). Section 1.5(b)(xix) of the Merger Agreement is hereby amended and restated as follows:
““Parent Average Stock Price” shall mean $20.74.”
     2. Amendment and Restatement of Section 5.10. Section 5.10 of the Merger Agreement is hereby amended and restated as follows:
          “S-3 Registration Statement. Parent shall prepare and file with the SEC a registration statement on Form S-3 relating to the shares of Parent Common Stock issuable with respect to the Merger and the Retention Shares pursuant to the terms and conditions of the Registration Rights Agreement. Parent shall (i) file the Form S-3 as soon as practicable following the Closing, but no later than 3 Business Days following receipt of consents from all accounting firms required under the rules and regulations applicable to the filing of the Form S-3 with the SEC (the “Consents”) and (ii) use its commercially reasonable best efforts to cause such accounting firms to review the Form S-3 promptly and deliver their respective Consents to the filing of the Form S-3 as soon as practicable following the Closing.”
     3. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     4. Governing Law. This Amendment shall be construed in accordance with, and governed in all respects by, the internal laws of the State of Delaware (without giving effect to principles of conflicts of laws).
[Signature Page Follows]

     IN WITNESS WHEREOF, the undersigned hereby execute this Amendment as of the date first above written.

MONTAVISTA SOFTWARE, INC.
By:	/s/ Russell Harris
Russell Harris
Chief Executive Officer

CAVIUM NETWORKS, INC.
By:	/s/ Arthur Chadwick
Arthur Chadwick
Chief Financial Officer

MV Acquisition Corporation, a Delaware corporation
/s/ Arthur Chadwick
Name:	Arthur Chadwick
Title:	Chief Financial Officer

Mantra, LLC, a Delaware limited liability company
/s/ Arthur Chadwick
Name:	Arthur Chadwick
Title:	Chief Financial Officer

/s/ Thomas Kelly
Thomas Kelly, as Stockholders’ Agent